UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2022

Rubicon Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40910	88-3703651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Main Street Suite #610 Lexington, KY	40507
(Address of principal executive offices)	(Zip Code)

(844) 479-1507

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBT	New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RBT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Convertible Debentures

On December 16, 2022, Rubicon Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with each of the investors listed on Schedule I thereto (the “Buyers”). Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell to the Buyers convertible debentures (the “Convertible Debentures”) in the principal amount of up to $17 million, net of an original issuance discount of $2,000,000.00, which are convertible into shares of the Company’s Class A common stock, par value $0.0001 (as converted, the “Conversion Shares”), which Convertible Debentures may be purchased by the Buyers over the course of a first closing (the “First Closing”) or second closing (the “Second Closing”). The Securities Purchase Agreement contains customary representations, warranties, and covenants for the sale and purchase of the Convertible Debentures (the “Transaction”).

At the First Closing, which closed on December 16, 2022, the Buyers, which comprised of members of the Company’s management team and board of directors, and certain other existing investors of the Company, purchased Convertible Debentures in an aggregate amount of $10,530,000.00 in United States dollars, net of an original issuance discount of $1,404,000.00, for a total principal amount of $11,934,000.00 in Convertible Debentures. At the Second Closing, the Company will issue Convertible Debentures with an aggregate value of no less than $4,000,000.00 and no greater than $5,000,000.00, to certain third-party investors, as designated thereby at the Second Closing, which closing shall occur within 5 days after such Buyers provide written notice to the Company of their election to purchase the remaining Convertible Debentures as further described in the Securities Purchase Agreement.

The Convertible Debentures mature on June 16, 2024, 18 months after issuance. The Convertible Debentures are convertible into shares of the Company’s Class A common stock at an initial conversion price equal to the lower of 110% of: (i) the average closing price of the Company’s common stock for the five (5) trading days immediately preceding the date of the respective closing or (ii) the closing price of the Company’s common stock immediately preceding the date of the respective closing, subject to adjustments as further specified in the Convertible Debentures. The Convertible Debentures will be fully repayable in cash upon maturity.

In connection with the Transaction, the Company also entered into (1) a registration rights agreement (the “Registration Rights Agreement”) with the Buyers, pursuant to which the Company agreed to file a registration statement (a “Registration Statement”) with the Securities and Exchange Commission registering the resale of the Conversion Shares within 45 days of the First Closing, and to cause any such Registration Statement to become effective within 120 days after filing, and (ii) a lockup agreement (the “Lockup Agreement”) with the Buyers, pursuant to which the Buyers agreed to not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, any Conversion Shares. Each Lockup Agreement provides that the resale of the Conversion Shares is subject to a lock-up period that shall be the earlier of (i) 18 months and (ii) such date as YA II PN, Ltd. notifies the Company it has completely sold all shares of the Company’s Class A common stock under its self-liquidating convertible debenture issued pursuant to the Securities Purchase Agreement, dated as of November 30, 2022, by and between the Company and YA II PN, Ltd.

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The offer and sale of the Convertible Debentures and Conversion Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

The above descriptions of the terms and conditions, of the Securities Purchase Agreement, the Convertible Debenture, the Registration Rights Agreement, and Lockup Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and instruments, forms of which are attached to this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4 respectively and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibits No.	Description
10.1	Form of Securities Purchase Agreement.

10.2	Form of Convertible Debenture.

10.3	Form of Registration Rights Agreement.

10.4	Form of Lockup Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Technologies, Inc.

By:	/s/ Philip Rodoni
	Name:	Philip Rodoni
	Title:	Chief Executive Officer

Date: December 22, 2022

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